SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14(a)(12)

Inuvo, Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Inuvo, Inc.

500 President Clinton Ave., Ste. 300

Little Rock, AR 72201

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on Thursday, June 18, 2026

NAME	Control #: XXXXXXXXXX
ADDRESS1
ADDRESS2
COUNTRY

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, INUVO, INC. has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE ELECTION OF THE CLASS III DIRECTOR NOMINEES and 'FOR' PROPOSAL 2.

1. ELECTION OF DIRECTORS

1.             Robert C. Buchner                                                   2.             Sanja Partalo

2. Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2026 annual meeting, and any adjournment or adjournments thereof.

HOW TO ACCESS THE PROXY MATERIALS The proxy statement and annual report to security holders are available online at: https://vote.colonialstock.com/INUV2026

HOW TO VOTE

BY INTERNET	https://vote.colonialstock.com/INUV2026 On the above website, you can vote by clicking "Vote" and then entering the control number above as directed.

BY PHONE	877-285-8605

BY MAIL	Send a paper proxy voting card by mail. You may request a proxy card by contacting us at 877-285-8605.

IN PERSON	Vote in person at the meeting.
MEETING INFORMATION		TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

Meeting Type:	Annual Meeting

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before: June 08, 2026

Meeting Date:	June 18, 2026	•	By Phone: (877) 285-8605

	9:00 AM CST	•	By Internet: https://vote.colonialstock.com/INUV2026

Meeting Location:	500 President Clinton Ave.	•	By Email annualmeeting@colonialstock.com
Ste. 300
	Little Rock, AR 72201		If requesting materials by email, please include the control number listed above with your request.

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